UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hut 8 Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 King Street West, Suite 1800 Toronto, Ontario, Canada	M5X 2A2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration or Regulation A offering statement file number to which this form relates: 333-254059

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of Hut 8 Mining Corp. (the “Registrant”). The description of the Common Shares under the sections captioned “Description of Securities being Distributed—Common Shares”, “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement to the Registrant’s registration statement on Form F-10 (File No. 333-254059), filed with the Securities and Exchange Commission pursuant to General Instruction II.L of Form F-10 under the Securities Act of 1933 on June 11, 2021, is incorporated herein by reference.

Item 2.	Exhibits.

Under the "Instructions as to Exhibits" section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 11, 2021	Hut 8 Mining Corp. (Registrant)

	By:	/s/ Jaime Leverton
	Name:	Jaime Leverton
	Title:	Chief Executive Officer